Exhibit 99.12

Investor Relations Contact:	Media Relations Contact:
David K. Waldman/Jody Burfening Lippert/Heilshorn & Associates dwaldman@lhai.com (212) 838-3777	Olessia Sibiriakova Halo Technology Holdings olessia@haloholdings.com (203) 422-2950

FOR IMMEDIATE RELEASE

HALO Technology Holdings Announces Second Quarter Fiscal 2006 Results

GREENWICH, Conn.–February 17, 2005–HALO Technology Holdings (OTCBB: WARP) a holding company for established enterprise software companies, announced results for the three and six months ended December 31, 2005. These results reflect the acquisitions of Tesseract, DAVID Corporation, Process Software, ProfitKey International, and Foresight Software, which were completed during the second quarter of fiscal 2006, as well as Gupta Technologies and Kenosia Corporation, which were not included in results for the same period last year.

The company also announced that it has completed the acquisition of Empagio, and expects to complete the previously announced acquisitions of ECI and InfoNow (Pink Sheets: INOW) during the third and fourth quarters of fiscal 2006, respectively.

HALO CEO Ron Bienvenu stated, “During the fiscal second quarter of 2006, we made significant progress executing on the first phase of our growth strategy, as we completed the acquisition of five profitable, yet undervalued, private enterprise software companies. The companies all have significant recurring revenues and sustainable growth, rooted in a strong focus on product quality and customer service.

“With the acquisition of Empagio, we have now embarked on the second phase of our growth strategy—acquiring companies that provide software-as-a-service architecture for enterprise class applications, which will enable us to leverage the client base of our portfolio companies.”

Mr. Bienvenu continued, “Our unique ‘lift and shift’ strategy allows our existing customers to migrate to more efficient and lower cost on demand software solutions on a time frame and budget that makes sense to them. At the same time we can provide world-class, open-standards based enterprise solutions to an increasing number of customers regardless of size.”

Mr. Bienvenu concluded, “Through a combination of modest organic growth and acquisitions, we have our sights set on reaching a revenue run-rate of approximately $100 million by the end of calendar 2006.”

For the three months ended December 31, 2005, the company reported revenue of $5.4 million, a 67% increase over the $3.2 million reported for the first fiscal quarter. Net loss attributable common stockholders for the second fiscal quarter was $5.2 million, or $1.53 per share. For the six months ended December 31, 2005, the company reported revenue of $8.6 million and a net loss attributable to common stockholders of $7.8 million, or $2.44 per share.

About HALO Technology Holdings
HALO Technology Holdings, Inc. is a global provider of a diversified range of standards-based enterprise software applications and on-demand solutions. HALO’s strategy is to acquire and operate enterprise software companies with a commitment to sustainable growth. HALO portfolio companies focus on customer service, product quality and profitability to build long term customer relationships and ensure customer satisfaction today and into the future. Everyday, thousands of corporations and institutions from across the globe rely on our portfolio companies to deliver high quality, enterprise class software and services. For more information, please see our website at www.haloholdings.com.

HALO Technology Holdings is the operating name of Warp Technology Holdings, Inc. (“HALO” or the “Company’). Shares of HALO are quoted on the Over-the-Counter Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol “WARP”. Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those relating to future opportunities, the outlook of customers, the reception of new products and technologies, and the success of new initiatives. In particular, statements contained in this press release that concern future operating results or other statements using words such as “anticipate,” “believe,” “could,” “estimate,” “intend,” “may,” “plan,” “project,” “should” “wil,” or “set our sights on” constitute forward-looking statements and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.In addition, such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include: (i) demand for the Company’s products; (ii) the actions of current and potential new competitors; (iii) changes in technology; (iv) the nature and amount of the Company’s revenues and expenses; and (v) overall economic conditions and other risks detailed from time to time in the Company’s periodic earnings releases and reports filed with the Securities and Exchange Commission (the “Commission”), as well as the risks and uncertainties discussed in the Company’s Annual Report on Form 10-KSB filed with the Commission on September 28, 2005 (the “Form 10-KSB”).

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